Exhibit 23

                       Consent of Independent Accountants

Board of Directors
Greene County Bancshares, Inc.


We consent to the incorporation by reference in the registration statement of Greene County Bancshares, Inc. on Form S-8 (File No. 333-08609) of our report dated January 28, 2000, on our audits of the consolidated financial statements of Greene County Bancshares, Inc. as of December 31, 1999 and 1998, and for each of the years in the three year period ended December 31, 1999, which report is included in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

PricewaterhouseCoopers, LLP


Knoxville, Tennessee
March 24, 2000